Exhibit 10.2

Execution Version

AMENDMENT NO. 1 AND BORROWING BASE AGREEMENT

This AMENDMENT NO. 1 AND BORROWING BASE AGREEMENT (this “Agreement”) dated as of June 8, 2022, is among MORNINGSTAR PARTNERS, L.P., a Delaware limited partnership, each of the Guarantors party hereto, each of the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Recitals

A. WHEREAS, MorningStar Partners, L.P, a Delaware limited partnership (the “Borrower”), each of the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as a Lender, are parties to that certain Credit Agreement dated as of November 1, 2021, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Agreement, the “Existing Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. WHEREAS, the Borrower, the Administrative Agent, the Guarantors party hereto and the Lenders have agreed to (i) reaffirm the Borrowing Base and (ii) make certain amendments, waivers and modifications to the Existing Credit Agreement, in each case as set forth herein.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed such term in the Credit Agreement.

Section 2. Borrowing Base. Each of the parties hereto agrees that, for the period from and including the Redetermination Date until the next redetermination of the Borrowing Base or other adjustment pursuant to the Credit Agreement, the Borrowing Base shall be $165,000,000. The reaffirmation of the Borrowing Base contained in this Section 2 is the scheduled redetermination to occur on or in the spring of 2022 and this Agreement is the new Borrowing Base notice with respect to such scheduled redetermination. The Borrower hereby confirms receipt of the new Borrowing Base notice pursuant to Section 2.02(b)(i) of the Credit Agreement.

Section 3. Amendments and Waiver to the Credit Agreement.

3.1 Amendments to Section 1.01. Section 1.01 is hereby amended to add the following definitions where alphabetically appropriate:

“Applicable Leverage Ratio Test Date” means: (a) with respect to each Specified Swap Test Date that occurs on March 31 of each year, December 31 of the immediately preceding year, (b) with respect to each Specified Swap Test Date that occurs on June 30 of each year, March 31 of such year, (c) with respect to each Specified Swap Test Date that occurs on September 30 of each year, June 30 of such year, and (d) with respect to each Specified Swap Test Date that occurs on December 31 of each year, September 30 of such year.

“Minimum Required Hedge Volume” means, as of the last day of any fiscal quarter (a “date of determination”), (a) for the period of month one (1) through month twelve (12) following the closing date, seventy-five percent (75%) and (b) for the period from the thirteenth (13) month from the date of determination to the thirtieth (30) month from the date of determination, fifty percent (50%); provided, if the Leverage Ratio, as of the most recent Applicable Leverage Ratio Test Date, is less than or equal to 1.0 to 1.0 and the Liquidity, as of such Specified Swap Test Date, is greater than or equal to twenty percent (20%) of the Borrowing Base then in effect, the Minimum Required Hedge Volume for month one (1) through month twenty four (24) will reduce to fifty percent (50%) and the requirement to maintain the Minimum Required Hedge Volume for months twenty five through month thirty (30) shall be removed.

“Specified Swap Test Date” has the meaning assigned to such term in Section 5.15.

3.2 Amendment to Section 5.06(f). Section 5.06(f) is hereby amended to read:

(f) Hedging Report. In connection with Section 5.06(a) and (b), the Borrower shall deliver a report in form and substance satisfactory to the Administrative Agent (the “Hedging Report”) prepared by the Borrower (i) setting forth in reasonable detail all Hedge Contracts of the Borrower, its Subsidiaries and the Joint Venture, together with a statement of the position with respect to each such Hedge Contract, (ii) setting forth, to the extent not already described in clause (i), all Hedge Contracts of the Borrower and its Subsidiaries and the Joint Venture and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement, and (iii) demonstrating the Borrower’s compliance with Sections 5.15 and 6.14(b).

To demonstrate compliance with Section 5.15, the Hedging Report shall (1) set forth the Leverage Ratio as of the Applicable Leverage Ratio Test Date with respect to such Specified Swap Test Date (which calculation of such Leverage Ratio shall be based on the financial statements for such year-end or quarter ending on such Applicable Leverage Ratio Test Date delivered pursuant to Section 5.06(a) or Section 5.06(b), as applicable), (2) set forth Liquidity as of such Specified Swap Test Date and (3) provide other supporting information related to the Hedge Contracts reasonably satisfactory to the Administrative Agent demonstrating compliance with Section 5.15. If any such Hedge Contract is terminated, modified, amended or altered prior to the end of its contractual term, or if there is an amendment, adjustment or modification of the price of any of the oil, gas or other Hydrocarbons produced from such Oil and Gas Properties that is subject to or established by a Hedge Contract, the Borrower shall promptly notify the Administrative Agent and the Lenders.

3.3 Amendment to Section 5.15. Section 5.15 is hereby amended to read as follows:

Section 5.15 Hedge Contracts. Commencing with the fiscal quarter ending June 30, 2022, as of the last day of each fiscal quarter (each such date, a “Specified Swap Test Date”), the Borrower and the Guarantors shall determine whether there are Hedge Contracts with an Approved Counterparty covering at least the Minimum Required Hedge Volume of the reasonably anticipated projected production from Proved Developed Producing Reserves of the Borrower, the applicable Subsidiaries, and the Borrower’s share of the Joint Venture for oil and gas (including natural gas liquids) based on the most recently delivered Reserve Report (the “Ongoing Minimum Hedge Requirement”). If the Borrower determines that the Ongoing Minimum Hedge Requirement has not been satisfied as of such Specified Swap Test Date, then the Borrower, the Guarantors and the Joint Venture shall within five (5) Business Days of the end of such fiscal quarter enter into Hedge Contracts with an Approved Counterparty such that the Ongoing Minimum Hedge Requirement shall be satisfied. The Borrower shall not unwind, terminate or enter into any off-setting positions to the hedges required under this Section 5.15 except (i) to the extent necessary to comply with Section 6.14, (ii) in connection with a transaction permitted by Section 6.04(b) or (iii) at the time of such unwinding, termination or off-setting trade, it was not required to comply with this Section 5.15.

3.4 Partial Waiver of Section 5.15. Section 5.15 provides that the Borrower and the Guarantors will enter into Hedge Contracts with an Approved Counterparty such that, on each Specified Swap Test Date, there are Hedge Contracts with an Approved Counterparty satisfying the Ongoing Minimum Hedge Requirement. The Borrower has informed the Administrative Agent that as of latest Specified Swap Test Date, the Borrower and the Guarantors have failed to meet the Ongoing Minimum Hedge Requirement. The Lenders party hereto do hereby waive the Ongoing Minimum Hedge Requirement as set forth in Section 5.15 as applied to the latest Specified Swap Test Date.

Section 4. Conditions Precedent. This Agreement shall become effective on the date (such date, the “Redetermination Date”) when each of the following conditions is satisfied (or waived in accordance with Section 9.01 of the Credit Agreement):

4.1 The Administrative Agent shall have received from the Borrower, each Guarantor, and each Lender counterparts of this Agreement signed on behalf of such persons.

4.2 At the time of and immediately after giving effect to this Agreement, the conditions contained in Section 3.02(a) and (b) shall be true and correct.

4.3 The Administrative Agent shall have received all fees due and payable on or prior to the Redetermination Date and, to the extent the Borrower has received an invoice therefor no later than one (1) Business Day prior to the Redetermination Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all reasonable and documented fees, expenses and disbursements of counsel for the Administrative Agent.

Each party hereto hereby authorizes and directs the Administrative Agent to declare this Agreement to be effective when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Agreement, shall remain in full force and effect following the Redetermination Date.

5.2 Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges and agrees to the terms of this Agreement and the Credit Agreement, (b) represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, this Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent any such representations and warranties (A) are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties continue to be true and correct in all material respects as of such specified earlier date or (B) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties are true and correct in all respects and (ii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing as of the date hereof and (c) ratifies and affirms the covenants, guarantees, pledges, grants of Liens and agreements or other commitments applicable to such Loan Party contained in each Loan Document to which it is a party.

5.3 Counterparts.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) Delivery of an executed counterpart of a signature page of this Agreement, and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

5.4 Integration. This Agreement, the Credit Agreement, the Senior Secured Credit Facility Fee Letter, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT WITH RESPECT TO THE SUBJECT MATTER CONTAINED HEREIN AND THEREIN AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.6 Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The express terms of Sections 9.15 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

5.7 Payment of Expenses. Pursuant to Section 9.04 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents.

5.8 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

5.10 Loan Documents. This Agreement is a Loan Document.

5.11 No Waiver. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver, other than as expressly set forth herein, of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, other than as expressly set forth herein. Section 9.03 of the Credit Agreement remains in full force and effect and is hereby ratified and confirmed by the Borrower and each Guarantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Redetermination Date.

BORROWER:	MORNINGSTAR PARTNERS, L.P.
By: MomingStar Oil & Gas, LLC, its general partner

	By:	/s/ Brent W. Clum
	Name:	Brent W. Clum
	Title:	Chief Financial Officer

GUARANTORS:	MORNINGSTAR OPERATING LLC

	By:	/s/ Brent W. Clum
	Name:	Brent W. Clum
	Title:	Chief Financial Officer

CT FIELD SERVICES, LLC

	By:	/s/ Brent W. Clum
	Name:	Brent W. Clum
	Title:	Chief Financial Officer

[MorningStar - Borrowing Base Agreement Signature Page]

ADMINISTRATIVE AGENT AND LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Jason R. Williams
	Name:	Jason R. Williams
	Title:	Authorized Officer

LENDER:	BOKF, NA dba BANK OF TAXES

	By:	/s/ Carl Stutzman
	Name:	Carl Stutzman
	Title:	Senior Vic President

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Christopher Kuna
	Name:	Christopher Kuna
	Title:	Senior Director

[MomingStar -Borrowing Base Agreement Signature Page]

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ MichaelSharp
	Name:	MichaelSharp
	Title:	Authorized Signatory

[MorningStar - Borrowing Base Agreement Signature Page]

LENDER:	INDEPENDENT BANK

	By:	/s/ Philip Mortimer
	Name:	Philip Mortimer
	Title:	Senior Vice President

[MorningStar – Borrowing Base Agreement Signature Page]